Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-16115, No. 333-16117, No. 333-16121, No. 333-44000, No. 333-76631, No.
333-93227, and No. 333-68054 on Form S-8 and in Registration Statements No. 333-85313, No. 333-58202, and No. 333-75146 on Form S-3 of our report dated May 2, 2005, relating to management's report on the effectiveness of internal control over financial reporting appearing in this amendment to Annual Report on Form 10-K of InteliData Technologies Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

McLean, Virginia
May 2, 2005